EXHIBIT 10.1 -- DISTRIBUTION AGREEMENT


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                                  DIOMED, INC.
                                 One Dundee Park
                                Andover, MA 01810



                                 August 5, 2005



Luminetx Corporation
1256 Union Avenue
Memphis, TN  38104

Ladies and Gentlemen:

      This letter sets forth our understanding and agreement regarding the terms upon which Diomed, Inc. (referred to as "we" or "us" or variations thereof) will distribute certain medical products developed by Luminetx Corporation (referred to as "you" or variations thereof).

      1. Background. You have developed a biomedical imaging system known as the VeinViewer Imaging System (the "System"). We are interested in obtaining exclusive rights to distribute the System directly and through leasing companies to physicians for the purpose of performing sclerotherapy, phlebectomies or the treatment of varicose veins (the "Market"), and you desire to appoint us as your exclusive distributor of the System to the Market. The territory within which we may exercise our distribution rights (the "Territory") shall initially consist of the United States, including all commonwealths, territories, possessions and military bases, and the United Kingdom, and may be expanded upon mutual agreement to include other international markets as the product becomes more widely available. We agree that we will not attempt to sell the system in the U.K. during 2006 without your prior approval, to allow time to obtain the necessary regulatory clearances for that portion of the Territory, however, if we decide to bear such costs and responsibilities to allow us to sell the System in the U.K. sooner, we may do so.

      2. Grant of Distribution Rights. Subject to the provisions of this Agreement, you appoint us as your exclusive distributor of the System to the Market within the Territory, and grant us the exclusive right to distribute and sell the System to the Market throughout the Territory. You will refer to us all inquiries you receive for or relating to the System within the Market and the Territory. We will refer to you all inquiries we receive for or relating to the System outside the Market or the Territory. All new models or versions of the System introduced during the term of this Agreement, and all updates, modifications, improvements and customizations made to the System during the term of this Agreement, will be considered to be part of the System for purposes of this Agreement, and our rights under this paragraph 2 will apply to such new models or versions of the System and to the System as so updated, modified, improved or customized. We recognize that some modifications or improvements to the system may lead to an increase in the base price of the system. Pricing changes will be implemented in accordance with paragraph 8(a). We agree to use commercially reasonable efforts (a) to exploit the rights granted to us by you;
(b) to achieve and maintain sales volume and distribution of the System; and (c) otherwise to develop and satisfy the market for the System in the Territory and Market. We shall consult with you and give due regard to your advice concerning material aspects of distribution strategy and policy, and you shall supply us with such Technical Information or other Confidential Information (as defined below), as in your reasonable discretion, is reasonably necessary to enable us to perform our obligations under this Agreement.

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      3. Limitation on Activities. During the term of this Agreement, you will not yourself distribute or sell (except to us under this Agreement), or grant to any third party any right to distribute or sell, the System within the Market anywhere in the Territory. During the term of this Agreement and for a period of two (2) years following any expiration or termination of this Agreement, we specifically agree to refrain from directly or indirectly developing, manufacturing, assembling, distributing, marketing or selling products or services, under our own brand name or otherwise, within the Territory, which are competitive with the System; provided, however, that we may continue to sell and support the sale of ultrasound equipment which we currently market or may market in the future and which may be considered to compete with the System.

      4. Requirements for Systems. All Systems you sell to us for distribution under this Agreement will display the Diomed name or logo on the border of all projected images. We will have the right to review and approve all such uses of our trademarks and logos. In addition, you will notify us promptly of material defects in any System reported by any user.

      5. Consideration. In consideration of the exclusive distribution rights granted to us hereunder, we have agreed to invest a total of $1,000,000 in Luminetx, upon the terms and conditions set forth in Exhibit B, and to grant you a warrant to purchase 600,000 shares of Diomed common stock, upon the terms and conditions set forth in Exhibit C. You understand and acknowledge that we are under no obligation to provide any financial support to you other than as expressly set forth herein.

      6. Your Assistance with Marketing and Distribution. You will reasonably cooperate with us in our marketing and distribution of the System. You will also work with us to develop a program to exchange sales leads, and to identify opportunities for joint public relations activities and trade show participation. You will provide, at no charge to us, specimen copies of collateral advertising and promotional materals developed by you including, but not limited to, photographs, video files, animations and graphic images; and you will assist us in developing other collateral materials to support our sales and marketing programs. We shall prepare and distribute such advertising material, sales literature, catalogues, and other printed promotional material, prepare and disseminate such electronic and other non-printed promotional material, and conduct such promotional activities as we believe necessary to perform our obligations under this Agreement. Prior to their distribution, dissemination or use, we will supply you with copies of all advertising material, sales literature, catalogues, and other printed promotional material, and transcripts and graphical representations of all other non-printed promotional material prepared by or for us relating to the System. You shall have a period of ten
(10) business days to review such advertising and promotional materials by us, and, upon your reasonable request we will make changes in such advertising and promotional materials prior to distribution, dissemination or use thereof. All copyright or other intellectual property interests in any promotional, advertising or marketing literature or other materials produced by or for us pertaining to the System, which bear any of your trademarks or to which your logo has been affixed, shall vest in you. We agree to assign, and hereby do assign, any and all such rights to you and agree to execute any further documents reasonably requested by you to confirm such assignment, and further hereby appoint you our attorney-in-fact to execute all such documents in the event that we fail to do so. We will retain all copyright and other intellectual property interests in all other promotional, advertising or marketing literature or other materials produced by or for us, and you will retain all copyright and other intellectual property interests in all promotional, advertising or marketing literature or other materials produced by or for you.


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      7. Orders. We will place monthly orders for Systems with you on our standard purchase order form setting forth the quantity of the products ordered and the desired delivery date (which shall not be less than fifteen (15) business days following the date of the order unless you otherwise agree). No order will be binding unless acknowledged and accepted by you, but you may not unreasonably refuse to accept any order. You will confirm your acceptance or rejection of an order within five (5) days after your receipt of such order. Once an order is accepted, neither you nor we may cancel or modify it without the other party's approval. We will also provide by the end of each month a rolling non-binding 12 month forecast of our expected purchases to assist you with production scheduling, which forecast shall be subject to monthly review and adjustment. We will make reasonable attempts to purchase according to this forecast.

      8. Pricing, Shipping and Payment. You will use your best efforts to make first delivery of the Systems to us on or before January 31, 2006. The date of your initial delivery of the Systems to us may be referred to in this Agreement as the "Initial Delivery Date."

          (a) Until the six (6) month anniversary of the Initial Delivery Date (the "Initial Period"), the price at which you will sell us Systems under this Agreement (the "System Price") will be as set forth on Exhibit A. After the Initial Period, the System Price shall be determined for each Measuring Period as set forth below. As used herein, the "Measuring Periods" shall mean successive quarterly periods following the Initial Period until the second (2nd) anniversary of the Initial Delivery Date and successive annual periods thereafter. For each Measuring Period, the System Price shall be equal to ****CONFIDENTIAL TREATMENT REQUESTED**** of the average selling price of Systems to end users across all your distribution channels and markets (including end user sales by us but excluding sales of demonstration units, loaners, used Systems, and sales to governmental authorities and research institutions) during the preceding Measuring Period (or during the Initial Period, in the case of the first Measuring Period); provided, however, that any increases in the System Price shall not exceed, on a percentage basis, the percentage increase in your actual direct per-unit production costs for the Systems, as evidenced by your costed bill of materials, since the Initial Delivery Date. We shall have the right, at our expense, during normal business hours and upon reasonable notice, to review your books and records regarding System sales as required to allow us to verify the calculation of System pricing; provided, however, that we may not exercise this right more than once in any twelve (12) month period. You and we agree that we will determine the prices at which we sell Systems to end users.

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          (b) In the event that we realize an average gross margin of more than
****CONFIDENTIAL TREATMENT REQUESTED**** % on sales of Systems in any calendar quarter, we will pay you an additional amount equal to (i) ****CONFIDENTIAL TREATMENT REQUESTED**** % of the portion of our System gross margin in such quarter that resulted in a gross margin of more than but not more than ****CONFIDENTIAL TREATMENT REQUESTED**** %, plus (ii) ****CONFIDENTIAL TREATMENT REQUESTED**** % of the portion of our System gross margin in such quarter that resulted in a gross margin of more than ****CONFIDENTIAL TREATMENT REQUESTED**** %. Sales of demonstration units and loaners, and sales to governmental authorities and research units, shall be excluded from the calculation of our average gross margin for purposes of this paragraph.

      By way of example, if System revenues in a particular quarter were $ ****CONFIDENTIAL TREATMENT REQUESTED**** and our cost of sales for the System in such quarter was $ ****CONFIDENTIAL TREATMENT REQUESTED****, resulting in a gross margin of ****CONFIDENTIAL TREATMENT REQUESTED**** %, we would pay you an amount equal to ****CONFIDENTIAL TREATMENT REQUESTED**** % of $ ****CONFIDENTIAL TREATMENT REQUESTED**** (being the difference between $ ****CONFIDENTIAL TREATMENT REQUESTED****, the level of System revenues that would have resulted in a ****CONFIDENTIAL TREATMENT REQUESTED**** % gross margin, and $ ****CONFIDENTIAL TREATMENT REQUESTED****, the level of System revenues that would have resulted in a ****CONFIDENTIAL TREATMENT REQUESTED**** % gross margin) plus ****CONFIDENTIAL TREATMENT REQUESTED**** % of $ ****CONFIDENTIAL TREATMENT REQUESTED**** (being the difference between the $ ****CONFIDENTIAL TREATMENT REQUESTED**** in actual System revenues and $ ****CONFIDENTIAL TREATMENT REQUESTED****, the level of System revenues that would have resulted in a ****CONFIDENTIAL TREATMENT REQUESTED**** % gross margin), or a total of $ ****CONFIDENTIAL TREATMENT REQUESTED****. We will pay such additional amount to you within forty-five (45) days following the end of the applicable quarter. We will make all accounting determinations required under this paragraph in accordance with our published financial statements and generally accepted accounting principles, consistently applied. You shall have the right, at your expense, during normal business hours and upon reasonable notice, to review our books and records regarding System sales as required to allow you to verify the amount of fees owed to you; provided, however, that you may not exercise this right more than once in any twelve (12) month period.

          (c) You will ship Systems purchased by us via ground carrier, FOB from your manufacturing facility or distribution site, to any location we specify in the continental United States. We will provide you with contact and address information for end users of Systems who purchase from us, including associated System identification numbers (such as serial numbers or lot numbers).

          (d) We will make payment to you within 45 days from the date of our receipt of the goods, and you may charge us interest (at a rate of 1.0% per month) on any late payments we make.

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      9. Fulfillment of Orders. You agree to sell and deliver to us (subject to our orders) a number of Systems at least equal to the target number of Systems described in paragraph 10 below. Beyond such target number of Systems, you agree to use your best efforts to sell and deliver to us (subject to our orders) a sufficient quantity of Systems to meet our requirements.

      10. Purchase Quantities.

          (a) The target number of Systems we are to purchase under this Agreement shall be: (i) ****CONFIDENTIAL TREATMENT REQUESTED**** Systems prior to the first (1st) anniversary of the Initial Delivery Date, purchased according to the rolling twelve (12) month forecast described in paragraph 7, (ii) an additional ****CONFIDENTIAL TREATMENT REQUESTED**** Systems prior to the second
(2nd) anniversary of the Initial Delivery Date, and (iii) an additional ****CONFIDENTIAL TREATMENT REQUESTED**** Systems prior to the third (3rd) anniversary of the Initial Delivery Date. In the event that this Agreement continues in effect after the third (3rd) anniversary of the Initial Delivery Date, the target number of Systems we are to purchase in each subsequent year shall be determined by good faith agreement between you and us at least ninety
(90) days before the beginning of such year, and will be in the range of ****CONFIDENTIAL TREATMENT REQUESTED**** % to ****CONFIDENTIAL TREATMENT REQUESTED**** % greater than the target number for the preceding year, unless you and we agree otherwise. Purchases in all years beyond 2006 shall be made in a quarterly spread as mutually agreed upon at least ninety (90) days in advance of the contract year based on an assessment of the then current sales year purchasing pattern.

          (b) If we fail to purchase the annual target number of Systems in clauses (i) and (ii) of paragraph (a) above, prior to the third (3rd) anniversary of the Initial Delivery Date for any reason (except as described below), then, upon your delivery to us of written notice of such failure, our rights under paragraph 2 of this Agreement shall become non-exclusive in nature and thereafter you will have the right to yourself distribute and sell, and grant to third parties the right to distribute and sell, the System within the Market in the Territory. In addition, if we fail to purchase at least ****CONFIDENTIAL TREATMENT REQUESTED**** % of the annual target number of Systems in any year for any reason (except as described below), then you may terminate this Agreement by written notice to us of such failure.

          (c) If we place an order for Systems that would not result in our purchases of Systems exceeding ****CONFIDENTIAL TREATMENT REQUESTED**** % of the quantities reflected in our then-current purchase forecast furnished to you pursuant to paragraph 7 and you reject such order, the target purchase quantity for the period in which such order was placed will be reduced by the number of Systems covered by such rejected order. If you accept an order and fail to deliver any Systems within ten (10) days after the date for delivery specified by us in the order for such Systems as described in paragraph 7, the target purchase quantity for the period in which such Systems were scheduled for delivery will be reduced by the number of Systems which were not so delivered. If during any period we purchase more than the target number of Systems that we are to purchase for such period, such excess number of Systems will be applied to reduce the target purchase quantity for the subsequent period or periods.

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11. Warranties.

          (a) You warrant each System sold in accordance with this Agreement to be free from defects in materials and workmanship for a period of twelve (12) months from the date of its first use by the end user. You make such warranty to us and to each System end user. You agree to provide warranty service directly to all System end users, at your sole expense. We acknowledge that the only warranty given by you is a warranty to repair or replace any System determined to be defective, or determined by the parties to have failed to meet existing, applicable manufacturers' warranties, specifications and/or standards for the System; provided, however, that if you are unable to repair or replace any defective System, you will refund the purchase price paid for the System. THE REMEDY PROVIDED BY YOU AS TO REPAIR OR REPLACEMENT OF SYSTEMS OR REFUNDS THEREFOR SHALL BE OUR SOLE AND EXCLUSIVE REMEDY UNDER THIS SECTION, AND IT IS EXPRESSLY MADE IN SUBSTITUTION OF ANY AND ALL REMEDIES OTHERWISE AVAILABLE TO US, INCLUDING ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, UNLESS SUCH LIMITATION IS OTHERWISE PROHIBITED UNDER APPLICABLE LAW. EXCEPT AS SET FORTH IN PARAGRAPHS (b) AND (c) OF THIS SECTION, YOU HEREBY DISCLAIM ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, HOWSOEVER ARISING RELATED TO THE SYSTEM, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OTHERWISE, SAVE TO THE EXTENT SUCH WARRANTIES ARE UNABLE TO BE EXCLUDED BY APPLICABLE LAW. YOU NEITHER ASSUME OR AUTHORIZE ANY PERSON TO ASSUME FOR YOU ANY OTHER ADDITIONAL LIABILITY OR RESPONSIBILITY WITH RESPECT TO THE SYSTEM.

          (b) You represent and warrant that all Systems you sell to us (i) shall be manufactured in accordance with Food and Drug Administration ("FDA") Good Manufacturing Practices requirements in the U.S. and other similar governmental standards applicable in the Territory, (ii) shall have all FDA and other governmental approvals required in the Territory in order to allow us to sell them for use in the Market, and (iii) shall bear labeling that conforms to FDA and other applicable governmental rules and regulations in the Territory. We shall be responsible for obtaining any approval or license necessary to import the Systems into the Territory outside of the U.S. You agree to cooperate and use your best efforts to assist us in obtaining and maintaining any and all necessary regulatory or other government approvals regarding the use or sale of the System within the Territory outside of the U.S. and all such approvals relating to the System shall, if local regulatory policy permits, be obtained in your name and benefit as the manufacturer and shall allow you to continue sales of the System in such country in the event of the termination of this Agreement. Upon termination of this Agreement, we will make all reasonable efforts at your expense to transfer local registrations to you or your designated third party. All costs associated with obtaining and maintain any and all necessary regulatory or other government approvals regarding the use or sale of the System within the Territory, and any fines and/or penalties resulting from the failure to obtain or maintain such approvals, shall be borne by you during the term of this Agreement.

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          (c) You represent and warrant that the System does not and shall not during the term of this Agreement violate or infringe in the Territory any copyright, patent, trademark, trade secret or other proprietary rights of any third party, and that no claims of any such infringement have been made through the date of this Agreement.

          (d) You and we represent and warrant to each other that we and you have all power and authority necessary to enter into and perform our respective obligations under this Agreement, and you and we have obtained all consents and approvals required to permit each of us to execute, deliver and perform this Agreement.

      12. Confidentiality and Non-Disclosure. All information exchanged between you and us will be subject to the terms and conditions of the Mutual Confidentiality and Non-Disclosure Agreement between you and us dated July 29, 2005, the terms of which are incorporated herein by this reference and the breach of which shall be a breach of this Agreement. As used herein, "Confidential Information" and "Technical Information" shall both mean information that constitutes "Confidential Information" pursuant to the terms of such agreement.

      13. Non-Solicitation. We and you each agree, during the term hereof and for a period of two (2) years after any expiration or termination hereof, not to directly or indirectly, without the other party's prior written consent, offer to employ or employ in any manner any employees of the other party while they are in the other party's employ, and not to offer to employ or employ in any manner any of the other party's former employees for a period of six (6) months after they have left the other party's employ. Our and your obligations contained in this section are independent, and the existence of any claim or cause of action of a party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the other party of such party's obligations of under this section. Our and your obligations under this section shall survive any termination or expiration of this Agreement.

      14. Injunction and Damages. We and you each acknowledge that any breach or imminent breach by a party of paragraphs 12, 13 or 15 of this Agreement may cause irreparable injury and harm to the other party, and that remedies at law for the breach or imminent breach may be inadequate. Accordingly, notwithstanding the terms of any other section of this Agreement to the contrary, and in addition to any such other relief, in the event of a breach of such paragraphs by a party, the other party shall be entitled to seek specific performance, temporary and permanent injunctive relief and such other relief to which the other party may be entitled at law or in equity without the necessity of posting bond or proving actual damage. A party shall be entitled to recover all reasonable costs and attorneys' fees incurred by it in the event it is successful in obtaining any such relief. In the event that a party is unsuccessful in obtaining any relief under this section, then it shall reimburse the other party for such party's reasonable costs and attorneys' fees incurred in defense of such action.

      15. Intellectual Property Rights.

          (a) Ownership. We acknowledge your exclusive ownership of your trademarks affixed to or used in connection with the System (collectively referred to as the "Marks"), the patents, compositions or technology embodied in the System or any improvements or additions thereto, and any copyrights or other intellectual property interests in or relating to the System, or advertising and promotional literature associated therewith (whether produced by you or us), and will not make any modification or obliteration of the trademark or patent markings on the Products as sold. You acknowledge our exclusive ownership of our trademarks and logos that the System displays pursuant to paragraph 4 and any advertising, sales and promotional materials in which we are to retain rights as described in paragraph 6.

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          (b) Use of Marks. This Agreement shall not give us any right to use the Marks, and shall not give you any right to use our trademarks and logos, except as specifically authorized by you herein. We agree to identify ourselves as an independent distributor of the System and to display the Marks prominently on or in connection with any and all advertising material, sales literature, catalogues, internet websites and other printed and electronic promotional material prepared by or for us relating to the System or our business involving the System. We shall not use any Mark with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor use any Mark in connection with the sale of any other products or services not purchased from you. Promptly following termination of this Agreement for any reason, we agree to discontinue use of the Marks, and to remove, or dispose of, as you shall direct, any signs or other indicia relating our sale of the System and any use of the Marks; provided, however, that we may continue to use the Marks in connection with the sale of Systems we have on hand as of the effective date of termination. Following termination of this Agreement, we shall not be permitted to use the Marks in connection with any product or service, except as provided in the preceding sentence. We shall not have any right to register in the Territory or elsewhere, any trademarks identical with, substantially similar to or a translation of the Marks. All use of the Marks by us, including any new variations thereof first used in the Territory, in connection with the selling, installation and service of the System, under this Agreement shall be owned by you, subject to your control in all respects and shall inure to your benefit.

          (c) Defense of Rights. We shall, at your request and expense, assist you in taking any action which may be necessary in order to safeguard and defend your right of ownership in the Marks or your patents. In particular, we shall observe the market for designations which may infringe your rights in and to your patents or Marks and inform you of our observations. We shall (a) inform you promptly of any such infringement; and (b) collaborate with you in proceeding against such infringers, to the extent reasonably requested by you.

          (d) Limited License; Inventions. This Agreement grants a limited license to us to use, only as may be reasonably necessary to effectuate the purposes of this Agreement, and subject to your control and approval, the Marks, patents, copyrights, Technical Information, Confidential Information or technology used by you in connection with or embodied in the System. We agree to execute any and all documents as you may reasonably determine are necessary or desirable to evidence the limited license granted hereunder for recording purposes. Any and all improvements, modifications, inventions or discoveries by us or our employees, relating to the System shall be your sole and exclusive property. In furtherance of the foregoing, we hereby assign, and agree to assign, all such improvements, modifications, inventions and discoveries to you, and further authorize you as our attorney-in-fact to execute all such documents as you may determine are necessary or desirable to confirm the foregoing assignment and/or your ownership rights to such improvements, modifications, inventions or discoveries. It is expressly understood and agreed between the parties that you retain full ownership of all Marks, patents, copyrights, Technical Information, Confidential Information and other technology described above in this Section. In the event of termination of this Agreement, for any reason, we agree that all rights of access to or to use the Marks, patents, copyrights, Technical Information, Confidential Information and other technology granted hereunder shall revert to you, and we shall have no interest therein whatsoever.

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      16. Term. This Agreement will be effective as of the date of your execution of this Agreement, and unless sooner terminated pursuant to the terms of this paragraph, will terminate on the third (3rd) anniversary of the Initial Delivery Date; provided, however, that if we purchase an aggregate of at least ****CONFIDENTIAL TREATMENT REQUESTED**** Systems prior to the third (3rd) anniversary of the Initial Delivery Date, the termination date of this Agreement will be the fourth (4th) anniversary of the Initial Delivery Date. You and we may agree to extend the term hereof for additional one year periods mutual written agreement.

      Termination by You. Upon giving us thirty (30) days prior written notice, you shall have the right to terminate this Agreement in the event of any of the following, unless we cure such situation in all material respects within such thirty (30) day period:

      (a) We intentionally, knowingly and on a continuing basis sell Systems outside the Territory or Market;

      (b) In the event of any material breach by us of our obligations hereunder;

      (c) We make an assignment for the benefit of creditors or if a petition for bankruptcy is filed by or against us and such petition is not dismissed within ninety (90) days after the filing of such petition; or

      (d) Any of your invoices to us remains unpaid more than ninety (90) days past its due date.

      Termination by Us. Upon giving you thirty (30) days prior written notice, we shall have the right to terminate this Agreement in the event of any of the following, unless you cure such situation in all material respects within such thirty (30) day period:

      (a) You are adjudicated to be insolvent or if bankruptcy or similar proceedings are instituted against you;

      (b) You intentionally, knowingly and on a continuing basis sell Systems to other persons inside the Territory or Market;

      (c) You make an assignement for the benefit of creditors or if a petition for bankruptcy is filed by or against you and such petition is not dismissed within ninety (90) days after filing of such petition;

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      (d) You intentionally, knowingly and on a continuing basis sell Systems to other persons inside the Territory or Market;

      (e) You fail to make the first delivery of Systems to us prior to May 31, 2006; or

      (f) In the event of any material breach by you of your obligations hereunder.

In the event of any termination by us pursuant to the foregoing provisions, (i) the unexercised portion of the warrant we have agreed to grant you as described in paragraph 5 shall terminate immediately and (ii) any obligation that we may then have to make additional investments in Luminetx shall terminate.

      17. Rights Upon Termination. Upon the termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement will cease, except for (i) our obligation to make payments with respect to orders of Systems delivered by you prior to the effective date of termination, (ii) our right to continue to distribute and sell all Systems we have on hand as of the effective date of termination, and (iii) the rights and obligations of the parties under this paragraph and under paragraphs 12, 13, 14, 15, 17, and 24.

      18. Indemnification. You shall indemnify and defend us against and hold us harmless from any and all claims (including without limitation, product liability claims), suits, damages, judgments, or losses, including reasonable attorneys' fees and other expenses incurred in investigation and defense, which arise out of (i) any breach of your warranties set forth in paragraph 11, or
(ii) any alleged lack of quality or safety of any Systems sold by you to us under this Agreement. You will retain counsel reasonably acceptable to us to defend any such claims, and will not settle any such claims without our prior written consent unless the settlement includes a full and complete release of our liability. During the term of this Agreement, you will maintain product liability insurance policies reasonably acceptable to us, which policies shall name us as an additional insured. You agree to provide us evidence of such policies at our request. We shall indemnify and defend you against and hold you harmless from any and all claims (including without limitation, product liability claims), suits, damages, judgments, or losses, including reasonable attorneys' fees and other expenses incurred in investigation and defense, which arise out of (i) any breach of our warranties set forth in paragraph 11, or (ii) any material misrepresentation we make regarding the System that is inconsistent with information regarding the System you provide to us or authorize us to use.

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      19. Escrow.

          (a) Within ten (10) days following the execution of this Agreement, you will deposit the plans, designs, specifications and manufacturing documentation necessary for manufacture of the System (the "Escrow Materials") with an escrow agent reasonably acceptable to us. You will promptly update Escrow Materials in the event of any material change in the System, and in any event not less than quarterly until the first (1st) anniversary of the Initial Delivery Date and annually thereafter. The Escrow Material shall be maintained under an agreement which provides that the escrow agent shall furnish us with a copy of the Escrow Materials in the event of any of the following (the "Release Events"); (i) you fail to make the first delivery of Systems to us prior to May 31, 2006, (ii) you make an assignment for the benefit of creditors, file a petition for bankruptcy or a petition is filed against you and such petition is not dismissed within ninety (90) days after filing of such petition, (iii) you cease to provide warranty or maintenance service for the System; or (iv) for a period of at least three (3) consecutive months, we order and you fail to deliver or have delivered at least fifty percent (50%) of the monthly forecast number of Systems established pursuant to paragraph 7 as and when described in this Agreement, provided that the failure to sell and deliver such Systems to us is not the result of a Force Majeure Event (as defined below) or the action of any regulatory authority, or any breach of this Agreement by us. Following the Release Event, we will continue to purchase those Systems which are actually produced by you or your manufacturer and delivered to us in accord with and as per the terms of this Agreement; provided, however, that we may utilize the Escrow Materials, and shall have a limited license, subject to the provisions of this Agreement, to manufacture Systems directly or have Systems manufactured by third parties in order to supplement the number of Systems available for our purchase from you or your manufacturer and allow us to meet the demand for Systems in our Market. We will continue to have access to the Escrow Materials until the Release Event is terminated by: (a) expiration or termination of this Agreement, in the case of a Release Event described in clause (i) above; (b) your petition for bankruptcy being dismissed, in the case of a Release Event described in clause (ii) above; (c) you resume the provision of warranty and maintenance service for the System for a period of three (3) consecutive months in the case of a Release Event described in clause (iii) above; or (d) you demonstrate for a period of three (3) consecutive months the ability to deliver seventy-five percent (75%) of the monthly forecast number of Systems established pursuant to paragraph 7, in the case of a Release Event described in clause (iv) above. Upon request, you will show us the agreement with the escrow agent that sets forth the above specified terms. You hereby grant us a license, effective during the Term of this Agreement, to use the Escrow Materials while any Release Event is ongoing to manufacture or have manufactured the System for sale by us in the Market and the Territory and to provide warranty and maintenance services to our customers, which license shall be exercisable only if we are entitled to receive the Escrow Materials in accordance with the foregoing terms. In the event that a Release Event occurs and as a result we have the right to terminate this Agreement and do so, our rights pursuant to this Section 19 shall be terminated.

          (b) It is understood and agreed that all rights and licenses to Escrow Materials granted under this paragraph 19 are, and shall be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 (56) of the Bankruptcy Code. Further, it is understood and agreed that we, as licensee of the Escrow Materials, shall retain and may fully exercise all of our rights and elections under the Bankruptcy Code in the event of your bankruptcy.

      20. Disputes. Should any dispute, controversy, difference or claim arise among the parties concerning the interpretation, performance or enforcement of this Agreement, the parties shall use their best efforts to settle such disputes amicably between themselves. However, if such efforts fail to resolve the dispute within thirty (30) days from the date written notice of the dispute was given by one party to the other party, the parties agree that such dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") before a panel of three (3) arbitrators appointed in accordance with the Rules (the "Arbitral Panel"). The arbitration will be held as promptly as possible at such time as the Arbitral Panel may determine; provided, however, that such arbitration shall take place in New York City, New York. The Arbitral Panel shall determine the matters in dispute in accordance with the laws of the State of Tennessee, without regard to principles of conflicts of laws.

          (a) Procedure. The decision of the Arbitral Panel shall be in writing and shall set forth in detail the facts of the dispute and the reasons for the decision. The decision of a majority of the arbitrators on the Arbitral Panel will be final and binding upon the parties hereto, who hereby waive any appeal of such award. The expenses of the arbitration will be shared equally between the parties. The parties agree that the award of the Arbitral Panel shall be the sole and exclusive remedy between them regarding any claims, counter-claims, issues, disputes, controversies, differences or accountings presented or pled to the Arbitral Panel. The award of the Arbitral Panel shall be made and shall promptly be payable in U.S. Dollars, free of any tax, deductions or offsets, and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. Judgment upon the award of the Arbitral Panel may be entered in any court of competent jurisdiction, or application may be made in such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

      21. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall be limited to such provisions and the remainder of this Agreement shall be valid and binding upon you and us; provided, however, that in the event the Arbitral Panel or a court of competent jurisdiction determines that a particular provision of this Agreement is unreasonable, the parties agree to use their best efforts to reform the provision in a manner so as to preserve as closely as possible the intent of the parties.

      22. Exhibits. The Exhibits referred to herein are expressly incorporated into this Agreement by this reference.

      23.. Assignment. Neither party shall have the right to assign or transfer its rights or obligations under this Agreement, in whole or in part, without the other party's prior written consent, which shall not be unreasonably withheld or delayed.

      24. Relationship Between the Parties. This Agreement shall not create the relationship of principal and agent between us. We shall have no authority to make any commitment on behalf of you and you shall have no authority to make any commitment on behalf of us. We warrant that we shall not act as or represent ourselves to be an agent for you, or create or attempt to create any obligation or liability on behalf of you. You warrant that you shall not act as or represent yourself to be an agent for us, nor create or attempt to create any obligation on our behalf. This Agreement shall not be construed as binding the us as partners or as creating any other form of legal association which would impose liability upon one party for the act or failure to act of the other.

      25. Compliance with Foreign Laws. Each party will comply with all laws and regulations applicable to it during the course of performance of this Agreement and related activities. Should registration of the System or this Agreement with governmental authorities be required under the laws of the Territory outside of the U.S., we shall comply with such registration requirements and provide proof of such compliance to you; provided, however, that you shall not be bound by nor obligated to make any revisions or modifications to this Agreement requested by such governmental authorities unless you shall expressly consent in writing to any such revision or modification.

      26. Force Majeure.

          (a) Definition. A "Force Majeure Event" shall mean any event or circumstance or combination of events or circumstances which is beyond a party's control and which materially and adversely affects the performance by that party of its obligations under or pursuant to this Agreement. To the extent they satisfy the above requirements, Force Majeure Events shall include, by way of example only, such events as governmental acts, orders, judgments, directives (official or unofficial), decrees or laws having a substantial adverse effect on the production of the Systems; strikes (legal or illegal); lockouts; blockades or embargoes; war (declared or undeclared); insurrection, riot, sabotage or civil disturbance; acts of terrorism, general restraint or arrests of government and people; explosions; epidemic; fires; flooding or water damage; hurricanes or storms; atmospheric disturbances; landslides; lightning; typhoon; tornado; soil subsidence; washouts; and earthquakes.

          (b) Notification. The party asserting the occurrence of a Force Majeure Event shall promptly notify the other party of the occurrence of the Force Majeure Event, and will estimate the period of suspension and the nature of the disruption caused by the Force Majeure Event. Upon prompt notice of the Force Majeure Event, the affected party may suspend performance of its obligations hereunder; provided, however, that the party so affected shall use its best efforts to avoid or remove the causes of nonperformance brought about by the Force Majeure Event, and shall continue performance hereunder with the utmost dispatch whenever those causes are removed. If at any time any party shall suspend performance of its obligations hereunder, then the performance of the other party hereunder shall be likewise suspended for the same length of time.

          (c) Right to Terminate. If a Force Majeure Event (or a combination of Force Majeure Events) suspends the performance of any obligation by a party under this Agreement for more than six (6) months, either party may terminate this Agreement by providing written notice of termination to the other party. Any such termination shall not adversely affect any terms of this Agreement that provide for obligations surviving termination of this Agreement.

      27. Notice. Any notice required or permitted herein must be in writing, and may be sent by personal delivery, fax, expedited courier, messenger service, registered mail or electronic mail, properly addressed to the party to be notified at the address set forth below:

      If to You:                       With Copy to:

      Jim Phillips.                    G. Robert Morris
      Luminetx Corporation             Butler, Snow, O'Mara, Stevens &
      1256 Union Avenue, Third Floor    Cannada
      Memphis, TN 38104                Suite 500
      Fax: (901)  252-3701             6075 Poplar Avenue
                                       Memphis, TN 38119
                                       Fax:  (901) 680-7201

      If to Us:                        With Copy to:

      James A. Wylie                   Stephen R. Conlin
      Diomed, Inc.                     Van Wert, Zimmer & Conlin, P.C.
      One Dundee Park                  245 Winter Street, Suite 400
      Andover, MA  01810               Waltham, MA  02451
      Fax: (978) 475-8488              Fax:  (781) 314-0101

Such notice shall be deemed delivered when received. Receipt of any notice shall be confirmed in writing by the recipient. Either party may, by written notice to the other party, change the address to which notices shall be sent.

      28. General. This Agreement: (a) may be executed in any number of counterparts, all of which together shall constitute one and the same instrument; (b) shall be governed by the laws of The State of Tennessee; (c) constitutes the entire agreement between you and us with respect to its subject matter, superseding all prior oral and written communications, negotiations, understandings, agreements and the like between you and us in such respect, other than the existing non-disclosure agreement between you and us; (d) may be amended, and any right under this Agreement may be waived, only in writing (which, in the case of any amendment, is signed by you and us, or, in the case of the waiver of any right, by the party waiving such right); (e) shall bind and inure to the benefit of both you and us and our respective successors and assigns; (f) contains rights which are cumulative, and no right or remedy conferred upon either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be in addition to any other right or remedy given; and (g) shall not be construed such that any waiver by either party of any of its rights or of any breaches of the other party in a particular instance is deemed a waiver of the same or different rights or breaches in subsequent instances

      If you agree with and accept the above terms, please indicate your agreement and acceptance by signing below.

                                    Yours truly,

                                    DIOMED, INC.


                                    /s/  James A. Wylie
                                    James A. Wylie
                                    President and Chief Executive Officer

Agreed and accepted
As of August 5, 2005:

                              LUMINETX CORPORATION


/s/    Jim Phillips
Name:  Jim Phillips
Title: CEO

                       EXHIBIT A - Initial System Pricing

                                 (Confidential)

VVC: Price to Diomed of $ ****CONFIDENTIAL TREATMENT REQUESTED****, based on target list price of $22,500 and target Diomed ASP of $ ****CONFIDENTIAL TREATMENT REQUESTED****

VVS: Price to Diomed of $ ****CONFIDENTIAL TREATMENT REQUESTED****, based on target list price of $17,500 and target Diomed ASP of $ ****CONFIDENTIAL TREATMENT
      REQUESTED****

             EXHIBIT B - Terms for Diomed Investment in Luminetx

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE AFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE LENDER, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                              LUMINETX CORPORATION


                           CONVERTIBLE PROMISSORY NOTE


$1,000,000                                              Dated:  August 5, 2005


      FOR VALUE RECEIVED, the undersigned, LUMINETX CORPORATION, a Tennessee corporation (the "Corporation"), hereby promises to pay to the order of Diomed, Inc., a Delaware corporation, or its assigns (collectively, the "Lender"), the principal amount of One Million Dollars ($1,000,000.00) and interest ("Note").

      1. Principal Amount. The principal amount represented by this Note is One Million Dollars ($1,000,000.00) (the "Principal Amount"). Lender shall disburse
(i) Five Hundred Thousand Dollars ($500,000) to Corporation upon execution of this Note, and (ii) disburse Five Hundred Thousand Dollars ($500,000) to Corporation on the date when Corporation shall have both (a) produced at least one hundred (100) units of the System (as such term is defined in the Distribution Letter from Lender to Corporation (the "Distribution Letter") and
(b) Lender shall have accepted delivery of at least twenty five (25) units of the System.

      2. Payment of Principal and Interest. Subject to conversion or earlier payment as provided for elsewhere in this Note, the Corporation shall pay to the Lender the entire unpaid Principal Amount and all unpaid accrued interest under this Note in full on August 5, 2006 (the "Maturity Date"). Interest at a rate of five percent (5.0%) per annum shall commence on the date of each disbursement of funds hereunder and, except as provided in Section 6(a) below, shall continue on the unpaid Principal Amount until paid in full. Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Lender set forth in Section 8 below or at such other address as the Lender may designate. All payments made hereunder (including, without limitation, payments made under Section 3) shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the Principal Amount.

      3. Optional Prepayment. The Corporation may prepay all or any portion of the unpaid Principal Amount together with interest due on this Note without premium or penalty.

      4. Mandatory Prepayment. The Corporation shall prepay the full unpaid Principal Amount, together with all accrued and unpaid interest thereon, upon the occurrence of an Event of Default (as defined in Section 5 below).



      5. Default and Remedies.

      (a) An "Event of Default" under this Note shall mean the occurrence of any of the following events:

            (i) If the Corporation shall fail to make when due the payment of the Principal Amount or interest as required by the Note, whether at the due date thereof or by acceleration thereof or otherwise;

            (ii) If the Corporation shall fail to duly observe or perform in any material respect any covenant, condition or agreement required to be observed or performed under the Note and such failure remains uncured (to the extent that such breach is curable) for a period of thirty (30) calendar days after written notice thereof;

            (iii) The commencement by the Corporation of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or applicable state law; or the commencement against the Corporation, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or applicable state law by creditors of the Corporation, provided, that such proceedings shall not be deemed an Event of Default if such proceeding is controverted within thirty
                  (30) days and dismissed and vacated within sixty (60) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Corporation shall take action to authorize or effect any of the actions in any such proceeding;

            (iv) If any proceeding or case shall be commenced in any court of competent jurisdiction seeking dissolution or winding-up of the Corporation;

            (v) If the Corporation is dissolved, either voluntarily or involuntarily; or (vi) Upon termination of the Distribution Letter by Lender pursuant to Paragraph 16 thereof.

            (b) Upon an Event of Default, the Lender may declare the outstanding Principal Amount, and all accrued and unpaid interest on the Principal Amount, immediately due and payable, and such amount shall be collectible immediately or at any time after such Event of Default. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

      6.    Conversion into Stock

      (a) Conversion Upon a Qualified Financing. Upon the occurrence of a Qualified Financing (as hereinafter defined) prior to the Maturity Date, the unpaid Principal Amount on this Note shall be automatically converted ("Qualified Financing Conversion") into shares of the Corporation's capital stock of the same class or series issued in the Qualified Financing ("Stock"). Upon a Qualified Financing Conversion, any accrued but unpaid interest shall be cancelled and Corporation shall have no further obligation or liability therefor. The number of shares of Stock into which this Note is convertible shall be determined by dividing the sum of the unpaid Principal Amount by the issue price per share of the Stock paid by other investors in the Qualified Financing, and such shares shall be issued upon the same terms and conditions as the Stock issued in the Qualified Financing. Lender shall be entitled to equivalent rights as those in any stock purchase, investor rights, stockholder or other investment-related agreements entered into between the Corporation and other investors in the Qualified Financing. For purposes of this Note, a "Qualified Financing" shall be the issuance of Stock in one or more closings, as a result of arm's length negotiations, in which a minimum amount of Three Million Dollars ($3,000,000), as authorized and approved by the Corporation's Board of Directors, is received by the Corporation from one or more investors. The Corporation shall take any and all actions required by the Corporation's Charter, Bylaws or applicable laws to authorize and issue the necessary total number of shares of Stock to permit issuance of Stock to the Lender in connection with a Qualified Financing Conversion. Upon the occurrence of a Qualified Financing Conversion, the entire unpaid Principal Amount of this Note shall be applied against the issue price of the shares of Stock being issued to the Lender hereunder. In lieu of any fractional shares of Stock that may result in the calculation of the number of such shares, the Corporation will promptly pay to the Lender an amount equal to the value of such fractional shares. In connection with an Qualified Financing Conversion, the Lender shall surrender this Note to the Secretary of the Corporation in exchange for (i) a certificate representing the shares of Stock issued to the Lender as a result of such Qualified Financing Conversion and, if applicable, (ii) payment in lieu of any fractional shares as provided for in this Section 6(a). The provisions of this
Section 6(a) shall terminate upon the repayment of the entire outstanding Principal Amount plus any accrued but unpaid interest

      (b) Optional Conversion. In the event (i) of a Change of Control (as defined below) or (ii) that a Qualified Financing has not occurred as of the Maturity Date, the unpaid and outstanding Principal Amount and all accrued and unpaid interest as of the Change of Control or Maturity Date, as applicable, may be converted at any time thereafter, at the option of the Lender, ("Optional Conversion") into shares of the Corporation's common stock ("Common Stock"). The number of shares of Common Stock into which this Note is convertible shall be determined by dividing the sum of the unpaid Principal Amount plus the accrued interest on the date of the Optional Conversion by the purchase price per share of the Common Stock. The Corporation shall take any and all actions required by the Corporation's Charter, Bylaws or applicable laws to authorize and issue the necessary total number of shares of Common Stock to permit issuance of Common Stock to the Lender in connection with an Optional Conversion. Upon the occurrence of an Optional Conversion, the entire unpaid Principal Amount and all accrued unpaid interest shall be applied against the purchase price of the Common Stock being issued to the Lender hereunder. In lieu of any fractional shares of Common Stock that may result in the calculation of the number of such shares, the Corporation will promptly pay to the Lender an amount equal to the value of such fractional shares. In connection with an Optional Conversion, the Lender shall surrender this Note to the Secretary of the Corporation in exchange for (i) a certificate representing the shares of Common Stock issued to the Lender as a result of such Optional Conversion and, if applicable, (ii) payment in lieu of any fractional shares as provided for in this Section 6(b). The purchase price of the Common Stock shall be $1.00 per share, which price shall be appropriately adjusted to reflect the occurrence of any stock split, stock dividend, recapitalization or other similar transaction affecting the Common Stock.

      For purposes of the above, "Change of Control" shall mean: (a) the merger, consolidation or other combination of the Corporation with any other corporation, partnership, limited liability company or other business entity that will result in the holders of the capital stock of the Corporation immediately after the date of this Note owning in combination less than 50% of the voting power and equity interests of the surviving corporation, partnership, limited liability company or other business entity immediately after the consummation of such transaction on a fully-diluted basis; (b) the sale, exchange, lease or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation; or
(c) other than a Qualified Financing, any issuance of securities or other transaction that will result in any person or entity (other than the holders of the capital stock of the Corporation immediately after the date of this Note) owning in combination more than 50% of the voting power or equity interests of the Corporation on a fully-diluted basis.

      7. Term. The term of this Note shall be adjusted as necessary to avoid the treatment of the Note as a "high-yield debt obligation" under the Internal Revenue Code of 1986, as amended.

      8. Notices. All notices, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date of service if served personally on or faxed (if receipt confirmed) to the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by certified mail, return receipt requested, and properly addressed as follows (and with a copy sent as specified in the case of notices, demands or communications to the Corporation):


If to the Corporation, to:        Luminetx Corporation
                                  Attention: James M. Phillips
                                  1256 Union Ave., 3rd Floor
                                  Memphis, TN 38104
                                  Facsimile:  (901) 253-3701

With a copy to  (which  copy      G. Robert Morris
shall not constitute notice       Butler,  Snow, O'Mara,  Stevens & Cannada,
hereunder):                         PLLC
                                  Crescent Center, Suite 500
                                  6075 Poplar Avenue
                                  Memphis, TN  38119
                                  Facsimile:  (901) 680-7201

If to the Lender, to:             Diomed, Inc.
                                  Attn:  James A. Wylie
                                  One Dundee Park
                                  Andover, MA  01810
                                  Facsimile:  (978) 475-8488

With a copy to  (which  copy      Stephen R. Conlin
shall not constitute notice       Van Wert, Zimmer & Conlin, P.C.
hereunder):                       245 Winter Street, Suite 400
                                  Waltham, MA  02451
                                  Facsimile:  (781) 314-0101


      The address, facsimile number, or the contact person for purposes of this
Section 8 may be changed by giving the parties specified above written notice of the new address or name in the manner set forth above.

      9. Assignability. This Note may not be assigned by the Corporation, without the consent of the Lender. No such assignment shall constitute a novation or release of the Corporation of the obligations hereof or from any liability to the Lender.

      10. Usury Laws. It is the intention of the Corporation and the Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount which is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the Principal Amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Corporation or credited on the Principal Amount, or if this Note has been repaid, then such excess shall be rebated to the Corporation.

      11. Security Interest. As collateral security for the prompt performance and payment in full of the indebtedness evidenced by this Note, including accrued and unpaid interest and costs of collection and any other charges due in connection herewith (collectively, the "Obligations"), the Corporation hereby grants to the Lender a continuing security interest in all assets now or hereafter owned or acquired by the Corporation, and any accessions or substitutions thereto, including without limitation the following (collectively, the "Collateral"):

            All inventory of the Corporation; all goods and equipment of the Corporation; all accounts receivable of the Corporation; all real property of the Corporation; all contract rights of the Corporation; all other rights of the Corporation to the payment of money, amounts due under factoring agreements, tax refunds and insurance proceeds; all interests of the Corporation in goods as to which an account receivable shall have arisen; all files, records and writings of the Corporation or in which it has an interest in any way relating to the foregoing property; all deposit accounts, investment property, instruments, documents of title, policies and certificates of insurance, securities, promissory notes, chattel paper, deposits, cash or other property owned by the Corporation or in which it has an interest; all general intangibles of the Corporation including without limitation good will, trade secrets, trade names, trademarks, URLs, patents, patent applications and any rights of the Corporation to retrieval from third parties of electronically processed and recorded information pertaining to any of the foregoing types of Collateral; and proceeds and products of all of the foregoing.

The Corporation shall cooperate with the Lender in preparing and filing one or more UCC-1 financing statements or other financing notices complying with the requirements of applicable law and otherwise in form approved by the Lender; and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may reasonably require more completely to vest in and assure to the Lender its rights hereunder or in any of the Collateral. Upon the happening of any Event of Default, the Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

      12.   Miscellaneous.

      (a) Any amendment hereto or waiver of any provision hereof must be in writing and signed by both the Corporation and the Lender.

      (b) Wherever in this Note reference is made to the Corporation or the Lender, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns.

      (c) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Tennessee without regard to conflicts of law principles of any jurisdiction to the contrary.

      (c) The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

      (d) The Lender, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Lender for investment only and not for resale or distribution hereof. The Lender, by acceptance of this Note, further understands, covenants and agrees that the Corporation is under no obligation and has made no commitment to provide for registration of this Note under the Securities Act of 1933, as amended, or state securities laws, or to take such steps as are necessary to permit the sale of this Note without registration under those laws.

(e) The Corporation waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(f) Wherever possible, each provision of this Note which has been prohibited by or held invalid under applicable law shall be ineffective to the extent of such prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provision or the remaining provisions of this Note.

(g) No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(h) It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Corporation shall pay reasonable attorneys' fees, expenses of counsel, and other costs of collection actually incurred by the Lender.

(i) This Note may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same Note.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Corporation has executed, acknowledged and delivered this Note as of the day and year first above written.


                                          LUMINETX CORPORATION


                                          By:
                                             ----------------------------------

                                          Printed:
                                                  -----------------------------

                                          Title:
                                                -------------------------------


ACCEPTED AND AGREED, this 5th day of August, 2005:

Diomed, Inc.

By:
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Title:
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                           EXHIBIT C - Diomed Warrant


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NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE
HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS
SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                          COMMON STOCK PURCHASE WARRANT

             To Purchase up to 600,000 Shares of Common Stock of

                              Diomed Holdings, Inc.

      THIS COMMON STOCK PURCHASE WARRANT (the "Warrant"), granted as of August 5, 2005, certifies that, for value received, LUMINETX CORPORATION ("Luminetx" and, together with its permitted successors and permitted assigns, the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Initial Exercise Date (as defined below) and on or prior to the close of business on the Termination Date (as defined below), but not thereafter, to subscribe for and purchase from Diomed Holdings, Inc., a Delaware corporation (the "Company"), up to Six Hundred Thousand (600,000) shares (the "Warrant Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $2.90, subject to adjustment hereunder.

      Section 1. Definitions. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the letter agreement, dated as of August 5, 2005, between the Diomed, Inc. and Luminetx (the "Distribution Agreement"). The following terms when used herein shall have their respective meanings as set forth below:

      "Initial Exercise Date" means the date when the Warrant Shares have been approved for listing on the American Stock Exchange.

      "Market Price" means the closing price of the Company's Common Stock on the American Stock Exchange (or a successor trading market where the Common Stock is listed for trading).

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      "Termination Date" means the date which is the earliest to occur of (i)
the fifth anniversary of the date when the Holder's right to purchase the Warrant Shares granted herein shall be fully vested pursuant to Section 2(c),
(ii) the sixth (6th) anniversary from the date hereof, and (iii) the effective date of any termination of the Distribution Agreement by the Company pursuant to
Section 16 thereof.

      "Trading Day" means a day when the American Stock Exchange (or a successor trading market where the Company's Common Stock is listed for trading) is open for business and conducts trading in the market where the Common Stock is listed for trading.

      Section 2.  Exercise.

            a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may, to the extent vested, as provided herein, be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five (5) Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank.

            b) Exercise Price. The Exercise Price of each share of Common Stock under this Warrant shall be $2.90, subject to adjustment hereunder.

            c) Vesting. The Holder's purchase rights represented by this Warrant shall vest as follows: (i) fifty percent (50%) shall vest on the date hereof and (ii) the remaining fifty percent (50%) shall vest on the date when Luminetx shall have both (A) produced at least one hundred (100) units of the System and (B) Diomed, Inc. shall have accepted delivery of at least twenty five (25) units of the System.

            d) Mechanics of Exercise.

                  i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the American Stock Exchange (or a successor trading market) upon which the Common Stock may be listed.

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                  ii. Delivery of Certificates upon Exercise. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by delivery to the Company of the Notice of Exercise form and by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid.

                  iii. Delivery of New Warrants upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

                  v. Charges, Taxes and Expenses. Issuance of certificates for
            Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

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      Section 3.  Certain Adjustments.

            a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            b) Notice to Holders. Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, (i) if the Market Price of the Common Stock on the Trading Day immediately prior to the consummation of the Fundamental Transaction is equal to or greater than the Exercise Price of the Common Stock, then the Holder shall be deemed to have exercised this Warrant in full immediately prior to the consummation of the Fundamental Transaction, and the Holder shall receive, after surrender of this Warrant to the Company, together with payment of the Exercise Price, the cash, securities or other property received by the holders of Common Stock in consideration for each share of Common Stock held by them prior to the consummation of the Fundamental Transaction (the "Alternate Consideration") and (ii) if the Market Price of the Common Stock on the Trading Day immediately prior to the consummation of the Fundamental Transaction is less than the Exercise Price of the Common Stock, then the Holder shall be entitled to exercise this Warrant subsequent to the consummation of the Fundamental Transaction and prior to the Termination Date, provided that upon any such subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise absent such Fundamental Transaction, the Alternate Consideration. For purposes of any such exercise, the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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      Section 4.  Transfers of Warrants.

            a) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

            b) Limitations on Transfer. The Holder shall not have the right to sell, transfer, convey or assign (each, a "transfer") all or any part of its purchase rights granted under this Warrant except that (A) the Holder may transfer its right to purchase limited numbers of Warrant Shares such that (i) on the date hereof, the Holder may transfer its right to purchase up to two hundred thousand (200,000) Warrant Shares, but only if the Market Price of the Common Stock is not less than five dollars ($5.00) per share (as the same may be adjusted on account of stock dividends and splits under Section 3(a)) on the date of such transfer and (ii) during any three (3) month period following the first date after the date hereof when the Market Price of the Common Stock reaches or exceeds five dollars ($5.00) per share (as the same may be adjusted on account of stock dividends and splits under Section 3(a)) the Holder may transfer its right to purchase up to fifty thousand (50,000) Warrant Shares, but in either case only where (B) such transfer is (i) in full compliance with Section 4(c), (ii) to the extent that the proposed transfer would or may, in the reasonable view of the Company, violate any provision of, or result in liability to the Company under, any applicable law, including without limitation Executive Order 13224, the Untied States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Foreign Corrupt Practices Act of 1977, the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended ---------------- and (iii) where the proposed transferee provides to the Company such acknowledgments, certifications and documentation as may be reasonably required by the Company to demonstrate the absence of any violation of law or liability.

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            c) Transfer Restrictions. If, at the time of the surrender of this
      Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the transferee be an "accredited investor" as defined in Rule 501 promulgated under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act and (iii) that the Holder or transferee execute and deliver to the Company an investment letter, investor suitability questionnaire and/or other acknowledgments, certifications and documentation as may be reasonably required by the Company to demonstrate the proposed transferee's status as an accredited investor or qualified institutional buyer, as the case may be.

      Section 5.  Miscellaneous.

            a) Title to Warrant. Prior to the Termination Date and subject to compliance with all applicable law and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with documentation, acknowledgements and/or certifications required by the Company in connection with the proposed transfer.

            b) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

            c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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            d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

            e) Applicable Law; Dispute Resolution; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Distribution Agreement.

            f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

            g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Distribution Agreement.

            i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

            j) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

            k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

            l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


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      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  August __, 2005

                                         DIOMED HOLDINGS, INC.


                                          By:
                                              ---------------------------------
                                               Name:  James A. Wylie, Jr.
                                               Title:  Chief Executive Officer


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                               NOTICE OF EXERCISE

TO:   Diomed Holdings, Inc.

The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

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The Warrant Shares shall be delivered to the following:

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The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                                    [PURCHASER]



                                            By:
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                                                  Name:
                                                  Title:

                                            Dated:
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